UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 23, 2009
Date of Report (Date of earliest event reported)

VINEYARD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-20862	33-0309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Corona Pointe Court, Corona, California	92879
(Address of principal executive offices)	(Zip Code)

(951) 271-4232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Termination of Stock Purchase Agreement

As previously announced, Vineyard National Bancorp (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”), dated November 12, 2008, with Vineyard Bancshares, Inc., a newly formed Minnesota corporation (the “Buyer”), pursuant to which the Company agreed to sell to the Buyer all of the outstanding shares of stock of the Company’s primary asset, Vineyard Bank, National Association (the “Bank”). On March 10, 2009 and March 31, 2009, the Company entered into amendments (the "Amendments") to the Purchase Agreement (as amended, the “Amended Purchase Agreement”).  Among other things, the Amendments extended the date by which either party could terminate the Purchase Agreement for the failure of the Buyer to satisfy the financing condition to May 22, 2009.  The Buyer has advised the Company that it was not able to satisfy the financing condition and terminated the Amended Purchase Agreement on May 23, 2009.

Item 8.01. Other Events.

Expiration of Eighth Modification Agreement

As previously announced, effective March 31, 2009, the Company and First Tennessee Bank, National Association (the “Senior Lender”) entered into that certain Eighth Modification Agreement and Covenant Waiver (the “Modification Agreement”) which, among other things, extended the maturity date of the Company’s loan (the “Loan”) from the Senior Lender from March 31, 2009 to May 22, 2009, and granted and/or extended the waiver by the Senior Lender of certain financial and other covenant failures of the Company, including signing a consent order with the Office of the Comptroller of the Currency, signing a written agreement with the Federal Reserve Bank of San Francisco and entering into the Amended Purchase Agreement with the Buyer, all of which constituted or could constitute events of default, through May 22, 2009.

As of the date of this filing, the Senior Lender has not extended the maturity date of the Company’s Loan and the related covenant waiver. As a result, the Loan with an outstanding balance of $48,300,000, is past due and in accordance with the provisions of Loan, the Senior Lender could take action to foreclose on the Bank’s stock.  If the Senior Lender takes action to foreclose on the Bank’s stock, the Company will be required to cease operations and liquidate or seek bankruptcy protection.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vineyard National Bancorp
(Registrant)

Dated: May 28, 2009	By:	/s/ James G. LeSieur III
	Name:	James G. LeSieur III
	Title:	Interim Chief Financial Officer